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                                                                   EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports, dated December 22, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of SatCon Technology Corporation and its subsidiaries on Form 10-K for the years ended September 30, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of SatCon Technology Corporation on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, and 333-100753) and Form S-3
(File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328
and 333-103950).


                                       /s/ GRANT THORNTON LLP

Boston, Massachusetts
December 22, 2003